UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2015

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 15, 2015, 498,678,697 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected the ten directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Stuart B. Burgdoerfer	2016	455,850,752	378,671	9,998,007	32,451,267
Charles A. Davis	2016	458,047,749	6,734,640	1,445,041	32,451,267
Roger N. Farah	2016	453,654,342	2,564,932	10,008,156	32,451,267
Lawton W. Fitt	2016	453,751,414	2,486,079	9,989,937	32,451,267
Stephen R. Hardis	2016	460,288,432	4,466,525	1,472,473	32,451,267
Jeffrey D. Kelly	2016	454,454,494	1,765,586	10,007,350	32,451,267
Patrick H. Nettles, Ph.D.	2016	451,548,036	4,711,170	9,968,224	32,451,267
Glenn M. Renwick	2016	451,882,275	11,184,724	3,160,431	32,451,267
Bradley T. Sheares, Ph.D.	2016	454,037,390	2,120,570	10,069,470	32,451,267
Barbara R. Snyder	2016	464,304,679	480,644	1,442,107	32,451,267

Also at the Annual Meeting, shareholders took the following actions:

•
Proposal Two - Approved The Progressive Corporation 2015 Equity Incentive Plan. This proposal received 455,191,283 affirmative votes and 9,221,662 negative votes. There were 1,814,485 abstentions and 32,451,267 broker non-votes with respect to this proposal.

•
Proposal Three - Approved our executive compensation program. This proposal received 454,991,311 affirmative votes and 9,301,705 negative votes. There were 1,934,414 abstentions and 32,451,267 broker non-votes with respect to this proposal.

•
Proposal Four - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. This proposal received 494,984,512 affirmative votes and 2,464,511 negative votes. There were 1,229,674 abstentions and no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer